Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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JAGUAR GLOBAL GROWTH CORPORATION I

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit:
https://www.cstproxy.com/ 2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

1. **Proposal No. 1 - The Business Combination Proposal:** to consider and vote upon a proposal to approve, by ordinary resolution, the Business Combination Agreement, dated as of March 2, 2023 as the same has been amended as of June 16, 2023, July 7, 2023 and July 18, 2023 and may be further amended, supplemented, or otherwise modified from time to time, the "Business Combination Agreement," and, the transactions contemplated thereby, collectively, the "Business Combination"), by and among JGGC, Captivision Inc., a Cayman Islands exempted company ("New PubCo"), Jaguar Global Growth Korea Co., Ltd., a stock corporation (chusik hoesa) organized under the laws of the Republic of Korea and wholly owned direct subsidiary of JGGC ("Exchange Sub"), and GLAAM Co., Ltd., a corporation (chusik hoesa) organized under the laws of the Republic of Korea ("GLAAM"), a copy of which is attached to this proxy statement/prospectus as Annex A, Annex A-1, Annex A-2 and Annex A-3, pursuant to which, among other things, (i) JGGC shall be merged with and into New PubCo, with New PubCo surviving the merger (the "Merger"), (ii) immediately thereafter, New PubCo shall issue a number of ordinary shares, par value $0.0001 per share, of New PubCo (the "New PubCo Ordinary Shares"), equal to the Aggregate Share Swap Consideration (as defined below) to Exchange Sub and, in exchange therefor, Exchange Sub shall issue a non-interest bearing note to New PubCo pursuant to which Exchange Sub shall promise to repay to New PubCo the value of the Aggregate Share Swap Consideration so transferred, and (iii) all shareholders of GLAAM (the "GLAAM Shareholders") will transfer their respective common shares, par value W 500 per share, of GLAAM (the "GLAAM Common Shares"), to Exchange Sub in connection with the exchange of GLAAM Common Shares for New PubCo Ordinary Shares pursuant to the Business Combination Agreement (the "Share Swap"), which includes the approval of the transactions contemplated by the Business Combination Agreement, and the other agreements entered into or to be entered into by JGGC in connection with the Business Combination (the "Business Combination Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **Proposal No. 2 - The Merger Proposal**: to approve, by special resolutions, (a) JGGC be authorized to merge with and into New PubCo, so that JGGC be the merging company and all the undertaking, property, and liabilities of the merging company vest in the surviving company by virtue of the such merger pursuant to Part XVI of the Companies Act (As Revised); and (b) the plan of merger relating to the Merger, a copy of which is attached to this proxy statement/prospectus as Annex B, pursuant to which JGGC will merge with and into New PubCo, with New PubCo being the surviving entity (the "Merger Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **Proposal No. 3 - The Governing Documents Proposals:** to consider and vote upon three separate proposals (collectively, the "Governing Documents Proposals") to approve, on an advisory non-binding basis, by ordinary resolution, material differences between the amended and restated memorandum and articles of association of New PubCo to be in effect following the Business Combination, a copy of which is attached to this proxy statement/prospectus as Annex C (the "Proposed Governing Documents"), and the existing amended and restated memorandum and articles of association of JGGC (the "Existing Governing Documents"); FOR ☐ AGAINST ☐ ABSTAIN ☐

4. **Proposal No. 4 - The New PubCo Equity Plan Proposal:** to consider and vote upon, by ordinary resolution, a proposal to approve the New PubCo Equity Plan (the "New PubCo Equity Plan Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

5. **Proposal No. 5 - The Adjournment Proposal:** to consider and vote upon, as an ordinary resolution, a proposal to adjourn the Extraordinary General Meeting to a later date or dates if necessary (i) to ensure that any required supplement or amendment to this proxy statement/prospectus is provided to JGGC shareholders or (ii) to permit further solicitation of additional proxies from JGGC shareholders in favor of one or more of the proposals at the Extraordinary General Meeting (the "Adjournment Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature__________ **Signature, if held jointly**__________ **Date**______ **2023.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting to be held on ,2023. To view the Proxy Statement and to Attend the Extraordinary General Meeting, please go to: https://www.cstproxy.com/ /2023 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED ï³ PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS JAGUAR GLOBAL GROWTH CORPORATION I The undersigned appoints Gary R. Garrabrant and Anthony R. Page, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of Jaguar Global Growth Corporation I (the “Company”) held of record by the undersigned at the close of business on , 2023 at the Extraordinary General Meeting of Jaguar Global Growth Corporation I, or at any adjournment or postponement thereof. INDICATION THIS PROXY IS WHEN MADE, PROPERLY THE PROXY EXECUTED WILL BE WILL VOTED BE VOTED IN FAVOR AS OF INDICATED ALL PROPOSALS, . IF NO CONTRARY AND IN ACCORDANCE OTHER MATTERS WITH THAT THE MAY JUDGMENT PROPERLY OF THE COME PERSONS BEFORE NAMED THE EXTRAORDINARY AS PROXY HEREIN GENERAL ON ANY MARK, MEETING SIGN, . THIS DATE PROXY AND RETURN IS SOLICITED THE PROXY ON BEHALF CARD PROMPTLY OF THE BOARD . OF DIRECTORS. PLEASE (Continued and to be marked, dated and signed on the other side)